 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2007

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

 Effective June 27, 2007, the Board of Directors of Fortune Industries, Inc. (the “Company”) appointed Steve Hise, 55, to the position of Chief Financial Officer of the Company. Mr. Hise will begin his duties on July 16, 2007.  Mr. Hise has served as Chief Financial Officer of Ovations Furniture Group, LLC for the past year and prior to that, he served as President of University Management Group, Inc. for seventeen years. Mr. Hise has not been party to any transaction involving the Company within the past year. No definitive employment contract has been finalized with Mr. Hise at this time and the Company will file an Amended Form-8-K upon finalizing such agreement.

Mr. Hise is replacing Amy Gallo as the Company’s Chief Financial Officer. On June 21, 2007 the Company accepted and finalized the terms of Ms. Gallo’s resignation from her position as the Company’s Chief Financial Officer and all positions that she holds with the Company’s subsidiaries and affiliated entities. Ms. Gallo’s resignation will be effective on June 29, 2007.

Item 9.01.  Financial Statements and Exhibits.

None

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: June 27, 2007	By:	/s/ John F. Fisbeck
John Fisbeck Chief Executive Officer